EXHIBIT 10.1

AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT
THIS AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of July 17, 2015 (the “Effective Date”) by and among Greenleaf Power Consolidated, LLC, a Delaware limited liability company (“Buyer”), Leidos Engineering, LLC, a Delaware limited liability company (“Seller”), and Plainfield Renewable Energy, LLC, a Delaware limited liability company (“PRE”). Each of Seller and Buyer is, individually, a “Party,” and, collectively, they are referred to as the “Parties.”
RECITALS
A.The Parties are parties to that certain Membership Interest Purchase Agreement dated as of March 24, 2015 (the “Purchase Agreement”).
B.    The Parties wish to amend the Purchase Agreement to permit the Closing of the transactions contemplated thereby.
C.    Initially capitalized terms used but not defined in this Amendment have the respective meanings given to them in the Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:
1.Amendments to the Existing Agreement. As of the Effective Date, the Purchase Agreement is hereby amended or modified as follows:
(a)    The definition of “Annual Threshold Amount” set forth in Section 1.1 is hereby deleted in its entirety and replaced with the following:
““Annual Threshold Amount” means, for purposes of Section 2.6, the following amount for each Earnout Year as set forth below:
Earnout Year    Annual Threshold Amount
2015 through 2019    $14,000,000
2020 through 2024    $15,000,000
2025 through 2028    $16,000,000
Notwithstanding the foregoing, for the 2015 Earnout Year, the Annual Threshold Amount shall be the amount obtained by multiplying $14,000,000 by a fraction, the numerator of which is the number of days left in calendar year 2015 commencing on the first day after the Closing Date and the denominator of which is three hundred sixty-five (365).”
(b)    The definition of “Consent Order” set forth in Section 1.1 is hereby deleted in its entirety and replaced with the following:
““Consent Order” has the meaning set forth in Section 5.21.”
(c)    The definition of “As Built Survey” set forth in Section 1.1 is hereby deleted in its entirety and replaced with the following:
““Survey” has the meaning set forth in Section 5.15(c).”
(d)    The definition of “Specified Person” set forth in Section 1.1 is hereby amended by deleting clause (i) thereof in its entirety and replacing it with the following:
“(i)    a federal, state or local government, or a political subdivision, agency or instrumentality of any of the foregoing;”
(e)    The definition of “Target Cash Amount” set forth in Section 1.1 is hereby deleted in its entirety and replaced with the following:
““Target Cash Amount” means $2,000,000.”
(f)    Section 2.2 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Section 2.2 Purchase Price. The aggregate purchase price for the LRE Membership Interest (the “Purchase Price”) shall be the sum of (a) $101,000,000 (the “Base Price”), (b) plus the Net Adjustment Amount, and (c) plus any Earnout Payments payable pursuant to Section 2.6.”
(g)    Section 2.3(a)(i) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(i)    $28,785,000 of the Closing Payment, less an amount equal to Seller’s share of the Shared Costs (to the extent such Shared Costs are paid by Buyer on Seller’s behalf at or before Closing) and any other applicable amounts payable by, or charged to, Seller at Closing and less the amount by which the actual amount of PRE’s Cash as of the Effective Time is less than the Target Cash Amount, by wire transfer of immediately available funds to a bank account of Seller designated in writing by Seller to Buyer no later than two (2) Business Days prior to the Closing Date;”
(h)    Section 2.3(b)(v) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(v)    such documents and instruments (including consents and waivers) as may be reasonably requested by Buyer, evidencing the repayment and otherwise complete satisfaction of all Indebtedness;”
(i)    Section 2.4(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(a)    Estimated Closing Statement. At least three (3) Business Days before the Closing Date, based on information reasonably available to Seller, Seller shall prepare and deliver to Buyer a pro forma balance sheet of PRE as of the Effective Time prepared in accordance with GAAP consistent with PRE’s past practice, and, based thereon, a written statement setting forth Seller’s good faith estimate as of the Effective Time of each of the Cash, Indebtedness and Net Working Capital (collectively, the “Estimated Closing Statement”). The Estimated Closing Statement shall be subject to Buyer’s review and approval, not to be unreasonably withheld or delayed; provided, however that if Buyer fails to dispute any portion of the Estimated Closing Statement by no later than one (1) Business Day prior to the Closing, then the portions of the Estimated Closing Statement not objected to shall be deemed to have been approved by Buyer solely for purposes of determining the Closing Payment (the amount of Cash, Indebtedness and Net Working Capital approved or deemed to have been approved by Buyer is referred to herein as the “Estimated Net Adjustment Amount”). For the sake of clarity, any failure on the part of Buyer to dispute any portion of the Estimated Closing Statement shall not limit Buyer’s right to prepare the Preliminary Closing Statement in accordance with Section 2.4(b), including setting forth as of the Effective Time the actual Cash, Indebtedness and Net Working Capital.”
(j)    Section 2.4(g) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(g)    Intentionally Deleted.”
(k)    Section 2.5 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Section 2.5    Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the LRE Membership Interest contemplated hereby shall take place at a closing (the “Closing”) to be held at 10:00 a.m., Virginia time on the later of (a) July 24, 2015 and (b) the first (1st) Business Day after the last of the conditions to Closing set forth in Article VI has been satisfied or waived (other than any condition which, by its nature, is to be satisfied on the Closing Date) at the offices of Seller in Reston, Virginia, or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).”
(l)    Section 2.6(f) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(f)    Cap on Earnout Payments. Notwithstanding any provision of this Section 2.6 to the contrary, the aggregate amount of Earnout Payments payable to Seller (exclusive of interest, as applicable) shall not exceed $30,000,000.”
(m)    Section 2.6(g) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(g)    Prepayment. Notwithstanding any provision of this Section 2.6 to the contrary, Buyer may elect in its sole discretion, by written notice to Seller (a “Prepayment Notice”), to pay Seller a one-time cash payment (a “Prepayment”) in full satisfaction of Buyer’s obligations under this Section 2.6 with respect to any future Earnout Payments; provided, however, that such Prepayment shall not relieve PRE and Buyer of their obligations under this Section 2.6 with respect to any Earnout Payment for any Earnout Year that has ended prior to the date of delivery to Seller of the Prepayment Notice. The amount of such Prepayment, if elected by Buyer, shall be determined as follows: (i) if the Prepayment Notice is delivered to Seller after the Closing Date and before the second anniversary of the Closing Date, the Prepayment shall be $9,750,000; (ii) if the Prepayment Notice is delivered to Seller on or after the second anniversary of the Closing Date and before the third anniversary of the Closing Date, the Prepayment shall be $9,450,000; (iii) if the Prepayment Notice is delivered to Seller on or after the third anniversary of the Closing Date and before the fourth anniversary of the Closing Date, the Prepayment shall be $9,000,000; and (iv) if the Prepayment Notice is delivered to Seller on or after the fourth anniversary of the Closing Date, the Prepayment shall be $8,700,000. Any Prepayment shall be due and payable to Seller within thirty (30) days after the Prepayment Notice is delivered to Seller, following which the amount of such Prepayment shall bear interest at a rate of three percent (3%) per annum, calculated daily on the basis of a 365-day year and the actual number of days elapsed, without compounding.”
(n)    Section 2.6(j) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(j)    Termination of Obligations. Buyer’s obligations under this Section 2.6 shall terminate upon the earliest to occur of (i) Seller having been paid an aggregate of $30,000,000 in Earnout Payments (exclusive of interest, as applicable), (ii) Buyer having paid to Seller the applicable Prepayment (including any accrued interest thereon, as applicable), or (iii) Buyer having satisfied its Earnout Payment obligations under this Section 2.6 with respect to all Earnout Years.”
(o)    Section 2.7(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(a)    Within sixty (60) days following the Closing Date, Buyer shall deliver to Seller a schedule that allocates the Base Price and the liabilities of the Acquired Companies that are considered assumed for federal income tax purposes (plus other relevant items) among the Assets of the Acquired Companies, which shall be reasonable and shall be prepared in accordance with Section 1060 of the Code. Seller shall have thirty (30) days from the date of delivery to it of such allocation schedule to review such allocation schedule. During such thirty (30)-day period, Seller may object to any of the allocations in such allocation schedule by delivering to Buyer a written statement setting forth Seller’s objections in reasonable detail, indicating each disputed item or amount and the basis for Seller’s disagreement therewith. If Seller fails to deliver any such statement of objections to Buyer before the expiration of such thirty (30)-day period, the allocation schedule as presented by Buyer shall be deemed to have been accepted by Seller and shall be final and binding on Seller and Buyer. If Seller delivers a statement of objections to Buyer during such thirty (30)-day period, Buyer and Seller shall negotiate in good faith to resolve Seller’s objections within thirty (30) days after the delivery of such statement of objections, and, if the same are so resolved within such further thirty (30)-day period, the allocation scheduled prepared by Buyer, as modified by the agreement of Seller and Buyer, shall be final and binding on Seller and Buyer. Further, following the Closing Date, in the event of an adjustment to the Base Price pursuant to Section 2.4 or the payment of any Earnout Payment pursuant to Section 2.6, Buyer and Seller shall negotiate with a view to completing (within thirty (30) days after the date of such adjustment or payment) the drafting of a revised allocation schedule that allocates such adjustment or payment, together with any prior allocation determined pursuant to this Section 2.7 among the Assets of the Acquired Companies.”
(p)    Section 3.14(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(b)    Section 3.14(b) of the Disclosure Schedules sets forth (i) a list of all material Permits held by the Acquired Companies, including, without limitation, those Permits required for the ownership, operation and maintenance of the Facility and (ii) a list of all material Permits used or relied upon by either of the Acquired Companies in connection with the conduct of its business that are held by Seller or any Affiliate of Seller (other than the Acquired Companies). True, correct and complete copies of all such Permits have been Made Available to Buyer. Except as disclosed in Section 3.14(b) of the Disclosure Schedules, the Acquired Companies hold all Permits that are material to the conduct of their respective business as currently conducted by them or that are material for the ownership, operation and maintenance of the Facility, and the Acquired Companies are in compliance with the terms of each such Permit in all material respects. Except as set forth in Section 5.21 of the Disclosure Schedules, all material applications (including, without limitation, with respect to Permit renewals), reports, notices and other documents required to be filed by the Acquired Companies with any Governmental Entity with respect to the Permits have been timely filed and are complete and correct in all material respects as filed or as amended. No Governmental Authority or other Person has claimed or alleged in writing that any of the Acquired Companies does not have any required Permit or is in material breach or default under any Permit.”
(q)    Section 3.15(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Section 3.15(b) of the Disclosure Schedules sets forth (i) a list of all material Environmental Permits held by the Acquired Companies, including, without limitation, those Environmental Permits required for the ownership, operation and maintenance of the Facility as of the date hereof and as of the Closing Date, and (ii) a list of all Environmental Permits used or relied upon by either of the Acquired Companies in connection with the conduct of its business that are held by Seller or any Affiliate of Seller (other than the Acquired Companies). True, correct and complete copies of all such Environmental Permits have been Made Available to Buyer. The Acquired Companies hold or have the benefit of, and are in compliance with, all Environmental Permits required for them to operate their respective businesses as of the date hereof and as of the Closing Date (assuming no change in Law between the date hereof and the Closing Date that would require any additional Permit or modification of an existing Permit), including the ownership, operation and maintenance of the Facility, under applicable Environmental Laws, except for such failures to hold or be in compliance which, individually or in the aggregate, are not reasonably likely to be material, and all of such Environmental Permits are in effect and no action of any Governmental Authority is pending or, to the Knowledge of Seller, threatened, to revoke, suspend or modify any such Environmental Permits. Except as set forth in Section 5.21 of the Disclosure Schedules, all material applications (including, without limitation, with respect to Environmental Permit renewals), reports, notices and other documents required to be filed by the Acquired Companies with any Governmental Authority with respect to the Environmental Permits have been timely filed and are complete and correct in all material respects as filed or as amended.”
(r)    Section 3.15(g) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(g)    Except as set forth in Schedule 3.15(g), all obligations set forth in the March 26, 2008 letter from the United States Environmental Protection Agency (“U.S. EPA”) to Mr. Jon Pomerleau regarding “Portion of Gallups’ Quarry Superfund Site, 86 Tarbox Road, Plainfield, Connecticut”, have been completed and all applicable parties are in full compliance with such obligations. Except as provided in such letter, neither Seller nor the Acquired Companies has received a request from the U.S. EPA to record an environmental land use restriction on the Real Property. Neither Seller nor any Acquired Company has received any notification from the U.S. EPA or any other party that Seller or any Acquired Company does not have “bona fide prospective purchaser status” for the property addressed in the U.S. EPA letter.”
(s)    Section 5.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Section 5.1    Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall, and shall cause each Acquired Company to (a) conduct its business in the ordinary course of business consistent with Past Practice and Good Industry Practices, and (b) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of the Acquired Companies and to preserve the rights, franchises, goodwill and relationships of its personnel, customers, lenders, suppliers, regulators and others having business relationships with the Acquired Companies. From the date hereof until the Closing Date, except for the actions set forth in Section 5.1 of the Disclosure Schedules, and except as otherwise consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall not cause or permit any Acquired Company to take any action that would cause any of the changes, events or conditions described in Section 3.8(b) through Section 3.8(aa) to occur.”
(t)    Section 5.6(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(a)    Each Party shall, as promptly as possible, use its commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. Each Party shall cooperate fully with each other Party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The Parties shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. The Parties hereby acknowledge and agree that no filing pursuant to the HSR Act is required to be made with respect to the transactions contemplated by this Agreement. Additionally, on May 12, 2015 FERC issued an Order Authorizing Disposition of Jurisdictional Facilities authorizing the sale of the Acquired Companies to Buyer.”
(u)    Section 5.6(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(b)    Notwithstanding anything in this Section 5.6 or elsewhere in this Agreement to the contrary, except with respect to Buyer’s obligations under Section 5.21, neither Buyer nor any of its Affiliates shall be required to (i) (A) sell, lease, license, transfer, dispose of, divest or otherwise encumber, or to hold separate, or (B) proffer, propose, negotiate, offer to effect or consent, commit or agree to any sale, divestiture, lease, licensing, transfer, disposal, divestment or other encumbrance of, or to hold separate, in each case before or after the Closing, any assets, licenses, operations, rights, businesses or interests of Buyer or any of its Affiliates or of the Acquired Companies, or (ii) take or agree to take any other action, or agree or consent to any limitations or restrictions on the freedom of action with respect to, or its ability to own, retain or make changes in, any assets, licenses, operations, rights, businesses or interests of Buyer or any of its Affiliates or of the Acquired Companies.”
(v)    Section 5.12(e) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(e)    Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Section 5.12 or in connection with any Tax Contest. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. Further, Seller shall provide Buyer with reasonable cooperation and assistance in connection with accounting, tax and financial matters related to PRE for a period of ninety (90) days after the Closing.”
(w)    Section 5.15 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Section 5.15    Title Insurance Policy; Survey.”
(a)    At Closing, Seller shall deliver to Buyer or provide an unconditional commitment of Fidelity National Title Insurance Company (“Title Company”) to issue the same, effective as of the Closing, an ALTA extended coverage owner’s policy of title insurance substantially in the form attached hereto as Exhibit L, naming the applicable Acquired Company as the insured (the “Owner’s Policy”).
(b)    At Closing, Buyer shall deliver to Seller or provide an unconditional commitment of Title Company to issue the same, effective as of the Closing, an ALTA extended lender’s policy of title insurance issued by Title Company substantially in the form attached hereto as Exhibit M, in the full original principal amount of the Note (the “Lender’s Policy,” and together with the Owner’s Policy, the “Title Policies”).
(c)    Not less than one (1) day prior to the Closing Date, Seller shall deliver surveys to Buyer prepared by Anchor Engineering in substantially the form attached hereto as Exhibit N (the “Surveys”), which shall be certified and amended to reflect the Owner’s Policy by or as soon as practicable following Closing.
(d)    The costs of the Title Policies and escrow fees payable to Title Company, the fees and costs payable to First American Title Insurance Company in respect of title and escrow work conducted by it with respect to the transactions contemplated by the Purchase Agreement prior to cancelation of such work by Seller, the costs for the Surveys payable to Anchor Engineering and the costs for any recording and filing fees payable to Title Company, but excluding any Transfer Taxes (the “Shared Costs”), shall be shared equally by Seller and Buyer. At Closing, the Parties will enter into mutually acceptable escrow instructions to the Title Company for the issuance of the Title Policies and directing recording of the Mortgage.”
All references to the “Owner’s Policy” in the Purchase Agreement shall be amended to mean and refer to the Owner’s Policy, as defined in this Amendment. All references to the “Lender’s Policy” in the Purchase Agreement shall be amended to mean and refer to the Lender’s Policy, as defined in this Amendment.
(x)    Section 5.20 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Section 5.20    Seller Liability for Bonus Payments.
(a)    Upon the Closing, Seller shall cause PRE to terminate the Services Contract effective as of the Closing Date, upon which all services, transition or otherwise, provided by Bluewater under the Services Contract shall cease.
(b)    Seller shall be liable for, and shall either directly pay to Bluewater when due, or shall reimburse PRE, for any and all amounts owed to Bluewater under the Services Contract with respect to services rendered to PRE under the Services Contract through and including the Closing Date, including any pension or benefit payments, severance payments and any bonus or similar contingent compensation accrued through and including the Closing Date.
(c)    After the Closing, Buyer, at its own cost and expense, shall be solely responsible for fulfilling any and all of PRE’s employment and staffing needs.”
(y)    Section 5.21 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Section 5.21    Cooperation and Post-Closing Obligations Regarding Easements and other Rights. Between the date hereof and the Closing Date, Seller shall, and shall cause PRE to, cooperate reasonably with Buyer with respect to Buyer’s confirmation of the status of and granting any rights to the U.S. EPA and the Connecticut Department of Energy and Environmental Protection referred to in the March 26, 2008 letter from the U.S. EPA to Mr. Jon Pomerleau regarding “Portion of Gallups’ Quarry Superfund Site, 86 Tarbox Road, Plainfield, Connecticut.” The Parties agree and acknowledge that PRE has obtained a written consent order (a copy of which is attached hereto as Exhibit O) from the Connecticut Department of Energy and Environmental Protection (the “Consent Order”). Notwithstanding the foregoing, Buyer hereby acknowledges and agrees that the completion of the matters set forth in Section 5.21 of the Disclosure Schedules, which may include, but are not limited to, granting or obtaining access agreements, deed restrictions, environmental land use restrictions, conservation easements, public utility easements and seeking and securing any waivers or releases relating thereto, and any other requirements under the Consent Order, shall (a) following the Closing, be the sole responsibility and obligation of Buyer and/or PRE, all costs and expenses associated therewith shall be borne in full by Buyer and/or PRE, and Buyer agrees to accept PRE’s title to the Real Property subject to such matters; and (c) notwithstanding any provision of this Agreement to the contrary, not be a condition to the obligations of any Party to consummate the transactions contemplated by this Agreement.”
(z)    The following provision is hereby inserted into the Purchase Agreement as the new Section 5.23 thereof:
“Section 5.23    Obligation to Change Name. Within ten (10) Business Days after the Closing, Buyer shall, and shall cause LRE to, take all necessary action and file all necessary documents to change LRE’s name so as not to include the word “Leidos,” including, but not limited to, filing a Certificate of Amendment with the Secretary of State of the State of Delaware. Buyer shall provide Seller with copies of such filed Certificate of Amendment promptly upon Buyer’s receipt thereof from the Secretary of State of the State of Delaware.”
(aa)    The following provision is hereby inserted into the Purchase Agreement as the new Section 5.24 thereof:
“5.24    Noise Mitigation Corrective Action. With respect to the results of the Operational Sound Survey report dated May 23, 2014 prepared by ATCO Emissions Management (the “2014 Noise Survey”) regarding determination of the Facility’s compliance with noise restrictions under the State of Connecticut regulations for the Control of Noise codified at Conn. Agencies Regs. §§ 22a-69-1 through 22a-69-7 (the “Noise Regulations”), in which it was determined that Facility operations exceeded certain nighttime noise level restrictions, the Parties agree as follows: Following the Closing Date, Buyer will conduct a new operational sound level survey in substantially the same format as the 2014 Noise Survey at the Facility and in compliance with the Noise Regulations, at Buyer’s sole cost, to determine any current non-compliance of the Facility with the Noise Regulations. To the extent the results of such new operational sound level survey indicate the requirement for alterations to be made to the Facility, as currently operated, in order to comply with the Noise Regulations, or a Governmental Authority requires alterations to be made to the Facility, as currently operated, in order to comply with the Noise Regulations, PRE shall determine a reasonable technical solution (including any necessary alterations to the Facility) required for the Facility to achieve such compliance. Such technical solution (including the cost thereof) shall be subject to Seller’s review and approval, not to be unreasonably withheld, conditioned or delayed. Subject to the preceding sentence, following PRE’s completion of work on the Facility to implement such technical solution, Seller shall reimburse PRE its out-of-pocket costs incurred in the conduct of such work, such reimbursement to be made within ten (10) business days of delivery to Seller of receipts or other reasonable evidence of such costs. Once such technical solution has been determined and the related work on the Facility has been completed, Seller shall have no further liability under this Section 5.24 other than the aforementioned reimbursement of PRE’s costs. Notwithstanding any other provision of the Purchase Agreement to the contrary, the foregoing provisions of this Section 5.24 constitute Seller’s sole and exclusive liability to Buyer or any other Buyer Indemnified Party with respect to the matters described above.”
(bb)    Buyer hereby waives the condition to its obligation to consummate the transactions contemplated by the Purchase Agreement set forth in Section 6.2(g) thereof and, as such, Section 6.2(g) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(g)    Intentionally Deleted.”
(cc)    Buyer hereby waives the condition to its obligation to consummate the transactions contemplated by the Purchase Agreement set forth in Section 6.2(h) thereof and, as such, Section 6.2(h) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(h)    Intentionally Deleted.”
(dd)    Based on the receipt by PRE, and acceptance by Buyer, of the Consent Order, Buyer hereby waives the condition to its obligation to consummate the transactions contemplated by the Purchase Agreement set forth in Section 6.2(l) thereof and, as such, Section 6.2(l) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(l)    Intentionally Deleted.”
(ee)    Buyer hereby waives the condition to its obligation to consummate the transactions contemplated by the Purchase Agreement set forth in Section 6.2(m) thereof and, as such, Section 6.2(m) thereof is hereby deleted in its entirety and replaced with the following:
“(m)    Intentionally Deleted.”
(ff)    Buyer hereby waives the condition to its obligation to consummate the transactions contemplated by the Purchase Agreement set forth in Section 6.2(o) thereof and, as such, Section 6.2(o) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(o)    Intentionally Deleted.”
(gg)    Section 6.2(p) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(p)    The Facility shall have at least 3,000 tons of useable Biomass Fuel on site at Closing, as verified by reference to PRE’s daily dashboard report.”
(hh)    Section 6.2(q) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(q)    No outage of the Facility shall be occurring on the Closing Date; provided, however, that in the event such an outage does occur on the Closing Date, the Parties agree that, provided all other conditions in this set forth in this Article VI have been either satisfied or waived in accordance with the terms herein, the Closing shall occur on the next Business Day following the date on which such outage has been remedied.”
(ii)    Buyer hereby waives the condition to its obligation to consummate the transactions contemplated by the Purchase Agreement set forth in Section 6.2(r) thereof and, as such, Section 6.2(r) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(r)    Intentionally Deleted.”
(jj)    Buyer hereby waives the condition to its obligation to consummate the transactions contemplated by the Purchase Agreement set forth in Section 6.2(s) thereof and, as such, Section 6.2(s) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(s)    Intentionally Deleted.”
(kk)    Buyer hereby waives the condition to its obligation to consummate the transactions contemplated by the Purchase Agreement set forth in Section 6.2(t) thereof and, as such, Section 6.2(t) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(t)    Intentionally Deleted.”
(ll)    Buyer hereby waives the condition to its obligation to consummate the transactions contemplated by the Purchase Agreement set forth in Section 6.2(u) thereof and, as such, Section 6.2(u) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(u)    Intentionally Deleted.”
(mm)    Buyer hereby acknowledges and agrees that it has obtained an ASTM E 1527-05 Phase I environmental assessment of the Real Property. As such, Buyer hereby waives the condition to its obligation to consummate the transactions contemplated by the Purchase Agreement set forth in Section 6.2(w) thereof and Section 6.2(w) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(w)    Intentionally Deleted.”
(nn)    Seller hereby waives the condition to its obligation to consummate the transactions contemplated by the Purchase Agreement set forth in Section 6.3(j) thereof and, as such, Section 6.3(j) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“(j)    Intentionally Deleted.”
(oo)    Section 7.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Section 7.1    Survival. Subject to the limitations and other provisions of this Agreement and except for fraud, intentional misrepresentation or willful misconduct, the representations and warranties of (a) Seller contained in Article III and all Claims with respect thereto shall survive Closing until the date that is eighteen (18) months from the Closing Date and (b) Buyer contained in Article IV and all Claims with respect thereto shall terminate on the date that is eighteen (18) months from the Closing Date, except that (i) the Seller Specified Representations, (ii) the Buyer Specified Representations and (iii) all Claims with respect to clauses (i) and (ii) above shall survive Closing until the date that is sixty (60) days after the expiration of the applicable statute of limitation giving effect to any extensions thereof. All of the covenants and agreements of the Parties contained in this Agreement which, by their terms, are to be performed or complied with in their entirety at or prior to the Closing, and all Claims with respect thereto, shall survive Closing until the date that is sixty (60) days after the expiration of the applicable statute of limitation giving effect to any extensions thereof. All of the covenants and agreements of the Parties contained in this Agreement which, by their terms, are to be performed or complied with in whole or in part following the Closing, and all Claims with respect thereto, shall survive Closing for the period (A) provided in such covenants and agreements, if any, or until fully performed in accordance with their respective terms plus (B) an additional sixty (60) days. All of the Special Indemnification Matters, and all Claims with respect thereto, shall survive until the third anniversary of the Closing Date. Notwithstanding the foregoing, any claims asserted in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.”
(pp)    Section 7.3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“7.3    Indemnification by Buyer. Subject to the other terms and conditions of this Article VII, Buyer shall indemnify Seller and its Affiliates (which would include, following any foreclosure by Seller under the Pledge Agreement, PRE) and Representatives, and all heirs, executors, personal representatives, successors and assigns of the foregoing (collectively, the “Seller Indemnified Parties”) against, and shall hold the Seller Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, any Seller Indemnified Party based upon, arising out of, with respect to or by reason of:
(a)    any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement;
(b)    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or
(c)    any indemnification claim made by the Title Company (including any successor or assign thereof) under that certain Indemnity Agreement substantially in the form attached hereto as Exhibit P for unfiled mechanics’ liens on the Real Property existing on the Closing Date, such Indemnity Agreement to be executed by Parent in connection with obtaining the Owner’s Policy; provided that (i) to the extent any such indemnification claim is with respect to payments claimed by the holder of any such lien for work performed on or before the Closing Date, the amount of such payment being claimed has been taken into account in the Net Adjustment Amount (as finally determined), and (ii) Seller is not otherwise liable for such claim based on Seller’s indemnification obligations pursuant to Section 7.2).”
(qq)    Sections 3.10(a)(i), 3.10(a)(iii), 3.10(a)(vi), 3.10(b), 3.10(c), 3.10(d), 3.10(f), and 3.10(h) of the Disclosure Schedules are hereby deleted in their entirety and are replaced with Sections 3.10(a)(i), 3.10(a)(iii), 3.10(a)(vi), 3.10(b), 3.10(c), 3.10(d), 3.10(f), and 3.10(h) of the Disclosure Schedules attached hereto as Exhibit 1(qq).
(rr)    Section 4.2 of the Disclosure Schedules is hereby deleted in its entirety and replaced with Section 4.2 of the Disclosure Schedules attached hereto as Exhibit 1(rr).
(ss)    Section 5.21 of the Disclosure Schedules attached hereto as Exhibit 1(ss) is hereby inserted into the Disclosure Schedules as the new Section 5.21 thereof.
(tt)    Section 6.2(g) of the Disclosure Schedules is hereby deleted in its entirety.
(uu)    Section 6.2(h) of the Disclosure Schedules is hereby deleted in its entirety.
(vv)    Section 6.2(l) of the Disclosure Schedules is hereby deleted in its entirety.
(ww)    Section 6.2(m) of the Disclosure Schedules is hereby deleted in its entirety.
(xx)    Exhibit K of the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit K attached hereto as Exhibit 1(xx).
(yy)    Exhibit L attached hereto as Exhibit 1(yy) is hereby inserted into Purchase Agreement as the new Exhibit L thereof.
(zz)    Exhibit M attached hereto as Exhibit 1(zz) is hereby inserted into Purchase Agreement as the new Exhibit M thereof.
([[)    Exhibit N attached hereto as Exhibit 1(aaa) is hereby inserted into Purchase Agreement as the new Exhibit N thereof.
(aaa)    Exhibit O attached hereto as Exhibit 1(bbb) is hereby inserted into Purchase Agreement as the new Exhibit O thereof.
(bbb)    Exhibit P attached hereto as Exhibit 1(ccc) is hereby inserted into Purchase Agreement as the new Exhibit P thereof.
(ccc)    Exhibit Q attached hereto as Exhibit 1(ddd) is hereby inserted into Purchase Agreement as the new Exhibit Q thereof.
2.    Approval of Agreement to Grant Easements. Buyer hereby acknowledges the entry by Seller, PRE and Tarbox Road LLC into that certain Agreement to Grant Easements dated as of July 16, 2015, a copy of which is attached hereto as Exhibit Q, and notwithstanding any provision of the Purchase Agreement to the contrary, Buyer hereby approves of the terms thereof and acknowledges PRE’s post-Closing obligations thereunder.
3.    Purchase Agreement Remains in Effect. This Amendment constitutes an amendment to the Purchase Agreement pursuant to Section 9.9 thereof. Except for the amendments expressly provided herein, the Purchase Agreement remains in full force and effect in accordance with its terms.
4.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).
5.    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
6.    Joint Preparation. This Amendment shall be considered for all purposes as having been prepared through the joint efforts of the parties hereto. No presumption shall apply in favor of any party hereto in the interpretation of this Amendment or in the resolution of any ambiguity of any provision hereof based on the preparation, substitution, submission or other event of negotiation, drafting or execution hereof.
7.    Execution of Amendment. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original copy and all of which, when taken together, shall be deemed to constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or PDF copy shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or PDF copy shall be deemed to be their original signatures for all purposes.
Remainder of Page Left Blank
Signature Page Follows
IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
Seller:

LEIDOS ENGINEERING, LLC

By: /s/ James R. Moos
Name: James R. Moos
Title: President

Buyer:

GREENLEAF POWER CONSOLIDATED, LLC

By: /s/ Hugh Smith
Name: Hugh Smith
Title: President

PRE:

PLAINFIELD RENEWABLE ENERGY, LLC

By: /s/ Michael P. Pasqua
Name: Michael P. Pasqua
Title: Manager

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